Exhibit 1.1

AGREE REALTY CORPORATION

Shares of Common Stock

(Par Value $0.0001 Per Share)

EQUITY DISTRIBUTION AGREEMENT

Dated: July 26, 2019

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Officers’ Certificate
Exhibit E	–	Form of Corporate Opinion of Honigman LLP
Exhibit F	–	Form of Tax Opinion of Honigman LLP
Exhibit G	–	Form of Opinion of Ballard Spahr LLP
Exhibit H	–	Permitted Free Writing Prospectus

SCHEDULES

Schedule I	–	List of Subsidiaries and Joint Ventures
Schedule II	–	Material Agreements

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Agree Realty Corporation
(a Maryland corporation)

Shares of Common Stock

(Par Value $.0001 Per Share)

EQUITY DISTRIBUTION AGREEMENT

July 26, 2019

[ ]

[ ]

[ ]

Ladies and Gentlemen:

Agree Realty Corporation, a Maryland corporation (the “Company”), and Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), of which the Company is the sole general partner, each confirms its agreement (this “Agreement”) with [•] (the “Manager”), as follows:

SECTION	1 DESCRIPTION OF SECURITIES.

Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Manager, acting as agent and/or principal shares (the “Securities”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $400,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Manager shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Manager will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company under the Securities Act of 1933, as amended (collectively with the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, the “Securities Act”).

The Company has filed, in accordance with the provisions of the Securities Act, with the Commission a shelf registration statement on Form S-3 (File No. 333-218476) on June 2, 2017, including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, which shelf registration statement, including any amendments thereto, was declared effective by the Commission under the Securities Act and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Manager, for use by the Manager copies, of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act (the “Rule 430B Information”), is herein called the “Registration Statement.” The base prospectus included in the Registration Statement, including all documents incorporated therein by reference, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act, is herein called the “Prospectus.” The Company may file one or more additional registration statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Securities. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Manager outside of the United States. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Manager” has the meaning set forth in the introductory paragraph of this Agreement.

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 13.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that specifies that it relates to an “Issuance” and requires the Manager to use commercially reasonable efforts to sell the Securities as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit H hereto, in each case in the form furnished (electronically or otherwise) to the Manager for use in connection with the offering of the Securities.

“NYSE” means the New York Stock Exchange.

“Rule 158,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Sales Price” means, for each Issuance hereunder, the actual sale execution price of each Security sold by the Manager on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable)) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Securities” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Securities” as used herein, shall include the definition of the same under the Alternative Distribution Agreements.

“Trading Day” means any day which is a trading day on the NYSE.

The Company will contribute the Net Proceeds (as defined in Section 6(b)) from the sale of the Securities from time to time pursuant to this Agreement to the Operating Partnership, and in exchange therefor, at each Settlement Date (as defined in Section 6(b)), the Operating Partnership will issue to the Company units of limited partnership interest in the Operating Partnership (“OP Units”).

The Manager has been appointed by the Company as its agent to sell the Securities and agrees to use commercially reasonable efforts to sell the Securities offered by the Company upon the terms and subject to the conditions contained herein.

The Company and the Operating Partnership have also entered into separate equity distribution agreements (collectively, the “Alternative Distribution Agreements”), dated as of even date herewith, with [ ] (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal and, as applicable, forward seller and forward purchaser thereunder, an “Alternative Manager”), for the issuance (in the case of the Securities) or borrowing (in the case of the Forward Hedge Securities (as defined therein)) and sale from time to time through the applicable Alternative Managers on the terms set forth in the applicable Alternative Distribution Agreements. The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

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SECTION	2 PLACEMENTS.

(a)           Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 2(c) hereof during the Commitment Period on which the conditions set forth in Section 9 hereof have been satisfied, the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), by delivery of an email notice (or other method mutually agreed to in writing by the parties) to the Manager containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Manager set forth on Exhibit B, as such Exhibit B may be amended from time to time.

(b)           If the Manager wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Manager will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Manager, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Manager set forth on Exhibit B) setting forth the terms that the Manager is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Manager until the Company delivers to the Manager an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Manager set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Manager’s acceptance of the terms of the Placement Notice or upon receipt by the Manager of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of the prior paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The termination of the effectiveness of a Placement Notice as set forth in the prior sentence shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to such termination or any Securities sold under any Alternative Distribution Agreement. It is expressly acknowledged and agreed that neither the Company nor the Manager will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Manager and either (i) the Manager accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c)          No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period, no Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder or under any Alternative Distribution Agreement unless the Securities to be sold under all such previously delivered Placement Notices have all been sold.

(d)           Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by the Manager pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile or email addressed to all of the individuals from the Company and the Manager set forth on Exhibit B, which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. For the avoidance of doubt, notices delivered by telephone shall originate from any of the individuals from the Company or the Manager set forth on Exhibit B.

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SECTION	3 SALE OF SECURITIES.

(a)           Subject to the provisions of Sections 2(b) and 6(a), upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Manager will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Securities hereunder setting forth the number of Securities sold on such day, the compensation payable by the Company to the Manager pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of deductions made by the Manager (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to the Manager, when the Manager is acting as agent, in connection with the sale of the Securities shall be determined in accordance with the terms set forth in Exhibit C. The amount of any commission, discount or other compensation to be paid by the Company to the Manager, when the Manager is acting as principal, in connection with the sale of the Securities shall be as separately agreed among the parties hereto at the time of any such sales.

(b)           The Securities may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions.

SECTION	4 SUSPENSION OF SALES.

The Company or the Manager may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Securities, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party’s obligations with respect to any Securities sold hereunder prior to the receipt of such notice or any Securities sold under any Alternative Distribution Agreement. The Company agrees that no such notice under this Section 4 shall be effective against the Manager unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time. The Manager agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time; provided that the failure by Manager to deliver such notice shall in no way effect such party’s right to suspend the sale of Securities hereunder.

SECTION	5 REPRESENTATIONS AND WARRANTIES.

(a)           Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent, warrant and covenant to the Manager as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with the Manager, as follows:

(1)        Registration Statement and Prospectuses. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act pursuant to the standards for such form as currently in effect and as in effect immediately prior to October 21, 1992 and the Securities have been and remain eligible for registration by the Company on such shelf registration statement. The Registration Statement was automatically deemed effective upon filing with the Commission on June 2, 2017. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings or examination under Section 8(d) or 8(e) of the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) and complies in all other material respects with such Rule. The Company has not received from the Commission any notice objecting to the use of the shelf registration statement form.

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Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Securities Act and as of each Settlement Date, complied and will comply in all material respects at the time it became effective and at each Applicable Time with the requirements of the Securities Act. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), any supplement or any prospectus wrapper prepared in connection therewith, and the Prospectus complied in all material respects at the time it was filed and at each Applicable Time with the Securities Act. Each preliminary prospectus and the Prospectus delivered to the Manager for use in connection with the offering of any Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(2)        Well-Known Seasoned Issuer. (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.

(3)        Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (the “Incorporated Documents”), when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, complied, comply and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Registration Statement, the Prospectus or such Issuer Free Writing Prospectus when considered together with the Prospectus, as the case may be, (a) at the time the Registration Statement became effective, (b) with respect to any offering of Securities, at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of such Securities, and (c) at each relevant Settlement Date, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4)        Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the times they became effective, at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Securities Act, at each Applicable Time and at each Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus (nor any one or more Issuer Free Writing Prospectuses when considered together with the Prospectus) nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of filing with the Commission pursuant to Rule 424(b) under the Securities Act, at each Applicable Time or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use therein.

(5)        Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated or deemed incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(6)        Authorization and Description of Securities. The Securities to be sold through the Manager, as principal or agent, have been duly and validly authorized and conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and, when issued and delivered pursuant to this Agreement, will be fully paid and non-assessable free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Securities by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation, by-laws or other organizational documents of the Company or under any agreement to which the Company or any one of its subsidiaries is a party; no person has a right of participation or first refusal with respect to the sale of the Securities by the Company. The form of certificate for the Securities will be in valid and sufficient form in compliance with Maryland law and the NYSE requirements.

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(7)        Capitalization. As of the date of this Agreement, 41,967,223 shares of Common Stock of the Company are issued and outstanding; all of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and are free of any preemptive or similar rights. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), there are no outstanding (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any equity interests of the Company or any such subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act (other than those that have been waived).

(8)        Good Standing of the Company. Each of the Company and the Operating Partnership is a corporation and limited partnership, respectively, duly organized, validly existing and in good standing under the laws of the state of its formation, with full corporate or partnership power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not reasonably be expected to have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(9)        Good Standing of the Subsidiaries. Each of the direct and indirect subsidiaries of the Company (other than the Operating Partnership) is a corporation, limited liability company, limited partnership or trust, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation, as set forth on Schedule I hereto, except where the failure to be in good standing would not result in a Material Adverse Effect, with full corporate, limited liability company, partnership or trust power, as applicable, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and each is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(10)      Business in Cuba. None of the Company, the Operating Partnership or any of its subsidiaries does any business in Cuba.

(11)      Subsidiaries. Other than as set forth on Schedule I hereto, the Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business association. The issued shares of capital stock of each of the Company’s subsidiaries (including the Operating Partnership) have been duly authorized and validly issued, are fully paid and non-assessable and are owned legally and beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims, except as disclosed in the Registration Statement and the Prospectus.

(12)      Significant Subsidiaries. The “significant subsidiaries” of the Company as defined in Section 1-02(w) of Regulation S-X under the Securities Act are set forth in Schedule I hereto.

(13)      Absence of Proceedings. There are no legal or governmental actions, suits, inquiries, investigations or proceedings pending or, to the knowledge of the Company, threatened, against the Company, the Operating Partnership or any of their subsidiaries, or to which the Company, the Operating Partnership or any properties of the Company, the Operating Partnership or any of their subsidiaries is subject, that (A) are required to be described in the Registration Statement or the Prospectus but are not described as required; (B) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (C) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto). There are no statutes, regulations, off-balance sheet transactions, contingencies or agreements, contracts, indentures, leases or other instruments or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as an exhibit to the Registration Statement or any Incorporated Document that are not described, filed or incorporated as required by the Securities Act or the Exchange Act. The statements in the Registration Statement and the Prospectus under the heading “Material Federal Income Tax Considerations” and “Additional Material Federal Income Tax Considerations” fairly summarize the matters therein described.

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(14)      Absence of Violation, Defaults and Conflicts. None of the Company, the Operating Partnership or any of their subsidiaries is: (A) in violation of (i) its respective articles of incorporation, partnership agreement, operating agreement or by-laws (or analogous governing instruments), (ii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any of their subsidiaries, except in the case of clause (ii), which violation would not reasonably be expected to have a Material Adverse Effect, or (iii) any decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries; or (B) except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), in default in any material respect in the performance of any obligation, agreement, condition or covenant (financial or otherwise) contained in any bond, debenture, note or any other evidence of indebtedness or in any Material Agreement (as defined below), indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties may be bound, and, to the Company’s knowledge, no such default is expected. All agreements, contracts or other arrangements that are material to the Company and the Operating Partnership are set forth on Schedule II of this Agreement (the “Material Agreements”).

(15)      Properties. A) As of the date of this Agreement, the Company owns either directly or indirectly through its subsidiaries, 730 properties (the “Properties”). To the Company’s knowledge, none of the Company, the Operating Partnership or any of their subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning any of their Properties, which violation would reasonably be expected to have a Material Adverse Effect; (B) to the Company’s knowledge, each of the Properties complies with all applicable zoning laws, ordinances and regulations in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of such Properties and will not result in a forfeiture or reversion of title thereof; (C) none of the Company, the Operating Partnership or any of their subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (D) the leases under which the Company or any of its subsidiaries leases the Properties as lessor (the “Leases”) are in full force and effect and have been entered into in the ordinary course of business of such entity, except as would not reasonably be expected to have a Material Adverse Effect; (E) the Company and each of its subsidiaries has complied with its respective obligations under the Leases in all material respects and the Company does not know of any default by any other party to the Leases which, alone or together with other such defaults, would reasonably be expected to have a Material Adverse Effect; and (F) all liens, charges, encumbrances, claims or restrictions on or affecting the assets (including the Properties) of the Company and its subsidiaries that are required to be disclosed in the Registration Statement and the Prospectus are disclosed therein.

(16)      Absence of Conflicts. Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement by the Company or the Operating Partnership, nor the consummation by the Company or the Operating Partnership of the transactions contemplated hereby (including the application of the proceeds from the sale of the Securities as described in the Registration Statement and the Prospectus): (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the Securities Act, the listing of the Securities on the NYSE and compliance with the securities or blue sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the articles of incorporation, or by-laws (or analogous governing documents) of the Company, the Operating Partnership or any of their subsidiaries; or (B) (i) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company or the Operating Partnership or any properties of the Company or the Operating Partnership or any of their subsidiaries may be bound, except as would not reasonably be expected to have a Material Adverse Effect, or (ii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, the Operating Partnership or any of their subsidiaries or any properties of the Company, the Operating Partnership or any of their subsidiaries, or (iii) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to the terms of any agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries may be bound, or to which any property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject.

(17)      Independent Accountants. To the Company’s knowledge, Grant Thornton LLP has certified or shall certify the financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), is and was, as of the date of this Agreement and during the periods covered by the financial statements on which Grant Thornton LLP reported, an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and by the Public Company Accounting Oversight Board (“PCAOB”).

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(18)      Financial Statements; Non-GAAP Financial Measures. The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Incorporated Documents at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The other historical financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with the audited financial statements, included or incorporated in the Registration Statement and the Prospectus, and the books and records of the Company and its subsidiaries. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. The pro forma financial statements and other pro forma financial information included, or incorporated by reference in, the Registration Statement and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement and the Prospectus. The pro forma financial statements included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act. The Company has filed with the Commission all financial statements, together with related schedules and notes, required to be filed pursuant to the Securities Act. Any disclosures contained or incorporated in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto.

(19)      Corporate Power. The Company has the corporate power to issue, sell and deliver the Securities as provided herein; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws; the execution and delivery of, and the performance by the Operating Partnership of its obligations under, this Agreement have been duly and validly authorized by the Operating Partnership, and this Agreement has been duly executed and delivered by the Operating Partnership and constitutes the valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity and to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(20)      No Material Adverse Change in Business. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (A) none of the Company, the Operating Partnership or any of their subsidiaries has incurred any liability or obligation (financial or other), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Company and its subsidiaries, as a whole; (B) there has not been any material change in the capital stock, or partnership interests, as the case may be, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of either of the Company or the Operating Partnership or the occurrence of or any development which may reasonably be expected to result in a Material Adverse Effect; and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with the past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(21)      Title to Property. The Company, the Operating Partnership and each of their subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and the Prospectus as being owned by each of them (including the Properties), free and clear of all liens, claims, security interests or other encumbrances that would materially and adversely affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them as described in the Registration Statement and the Prospectus, except such as are described in the Registration Statement and the Prospectus, or in any document filed as an exhibit to the Registration Statement, and each property described in the Registration Statement and the Prospectus as being held under lease by the Company or any of its subsidiaries is held by it under a valid, subsisting and enforceable lease.

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(22)      Permitted Free Writing Prospectus. Neither the Company nor any of its subsidiaries has distributed or will distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by the Manager, as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus (as defined in Section 20) reviewed and consented to by the Manager.

(23)      Absence of Manipulation. None of the Company, the Operating Partnership or any of their subsidiaries, nor any of the officers, directors or partners thereof has taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Securities or facilitation of the sale or resale of the Securities.

(24)      Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(25)      Possession of Licenses and Permits. The Company, the Operating Partnership and each of their subsidiaries possess all certificates, permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “permits”) as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Registration Statement and the Prospectus, where such failure to possess could have, individually or in the aggregate, a Material Adverse Effect, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus. The Company, the Operating Partnership and each of their subsidiaries has fulfilled and performed all of their respective material obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which would result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement and the Prospectus.

(26)      Disclosure Controls and Procedures; Internal Controls. The Company, the Operating Partnership and each of their subsidiaries have established and maintain disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company, the Operating Partnership and each of their subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, the Operating Partnership and each of their subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company, the Operating Partnership and each of their subsidiaries are being made only in accordance with the authorization of management, (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the financial statements, and (iv) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed periodic report on Form 10-Q or 10-K, as the case may be, which precedes the date of the Prospectus and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting, except as disclosed in the Registration Statement and the Prospectus, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. There has been no change in the Company’s internal control over financial reporting that has occurred during its most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except as disclosed in the Registration Statement Package and the Prospectus.

(27)      Cybersecurity. With such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: to the Company’s knowledge, there has been no material security breach, incident, or other compromise of the Company’s, the Operating Partnership’s or any of their subsidiaries’ information computer systems, networks, and databases (including, without limitation, the personal data and information of their respective customers, employees, suppliers and vendors and any third party data maintained, processed or stored by the Company, the Operating Partnership and each of their subsidiaries, (collectively, “IT Systems and Data”); neither the Company, the Operating Partnership nor any of their subsidiaries have been notified of, or have knowledge of any event or condition that would reasonably be expected to result in, any material security breach, incident or other compromise to their IT Systems and Data; the Company, the Operating Partnership and each of their subsidiaries have implemented appropriate physical, technological and administrative controls designed to maintain and protect the integrity, confidentiality and availability of their IT Systems and Data, taking into account the nature, sensitivity and use of such IT Systems and Data, or as required by applicable regulatory standards in all material respects; and the Company, the Operating Partnership and each of their subsidiaries are presently in material compliance with all applicable laws or statutes, applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries and internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

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(28)      Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans to insiders and Sections 302 and 906 related to certifications.

(29)      Payment of Funds. To the Company’s knowledge, none of the Company, the Operating Partnership or any of their subsidiaries nor any employee or agent of the Company, the Operating Partnership or any of their subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

(30)      Foreign Corrupt Practices Act. None of the Company, the Operating Partnership or any of their subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Operating Partnership, their subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(31)      Money Laundering Laws. The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(32)      No Conflict with OFAC Laws. None of the Company, the Operating Partnership, or any of their subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company, the Operating Partnership or any of their subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(33)      Absence of Labor Dispute. No labor problem or dispute with the employees of the Company and/or any of its subsidiaries or, to the Company’s knowledge, any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, exists, is threatened or imminent that could result in a Material Adverse Effect. To the Company’s knowledge, no labor problem or dispute with the Company’s or its subsidiaries’ tenants exists, is threatened or imminent that could result in a Material Adverse Effect.

(34)      Tax Returns. Each of the Company, the Operating Partnership and their subsidiaries has timely filed all foreign, federal, state and local tax returns that are required to be filed, which returns are complete and correct, or has requested extensions thereof (except in any case in which the failure to so file timely would not reasonably be expected to have a Material Adverse Effect and except as set forth in the Registration Statement and the Prospectus) and has paid all material taxes required to be paid by it and any material other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith. The Company has made appropriate provisions in the Company’s financial statements that are incorporated by reference into the Registration Statement (or otherwise described in the Registration Statement and the Prospectus) in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company, the Operating Partnership and their subsidiaries has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

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(35)      Registration Rights. No holder of any security of the Company or the Operating Partnership has any right to require registration of the Securities or any other security of the Company or the Operating Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, which right has not been waived. The holders of outstanding shares of capital stock of the Company and the Operating Partnership are not entitled to preemptive or other rights to subscribe for the Securities.

(36)      Possession of Intellectual Property. The Company, the Operating Partnership and their subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement and the Prospectus as being owned by them or necessary for the conduct of their respective businesses. The Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Operating Partnership and their subsidiaries with respect to the foregoing that would reasonably be expected to have a Material Adverse Effect.

(37)      Investment Company Act. Neither the Company nor any subsidiary is now, and after sale of the Securities to be sold by the Company hereunder and the application of the net proceeds from such sale as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” within the meaning of the Investment Company Act.

(38)      Environmental Laws. To the Company’s knowledge, the Company, the Operating Partnership, their subsidiaries, the Properties and the operations conducted thereon comply and heretofore have complied with all applicable Environmental Laws, and no expenditures are required to maintain or achieve such compliance, except as disclosed in environmental site assessment reports obtained by the Company on or before the date hereof in connection with the purchase of any of the Properties or in a written summary maintained by the Company of the status of ongoing environmental projects at the Properties, each of which have been directly provided to the Manager or its counsel (collectively, the “Environmental Reports”) and except for those circumstances that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or as disclosed in the Registration Statement and the Prospectus.

None of the Company, the Operating Partnership or any of their subsidiaries has at any time and, to the Company’s knowledge, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as defined below) on, to, under or from the Properties, except as disclosed in Environmental Reports, the Registration Statement and the Prospectus and except for those circumstances that have not had or would reasonably be expected to have a Material Adverse Effect. None of the Company, the Operating Partnership or any of their subsidiaries intends to use the Properties or any subsequently acquired properties for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials; provided, however, the tenants of the Company and the Operating Partnership may use Properties for their intended purpose, which may involve the handling, storing and transporting of Hazardous Materials.

To the Company’s knowledge, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into any surface water, groundwater, soil, air or other media on or adjacent to the Properties has occurred, is occurring or is reasonably expected to occur, except as is disclosed in the Environmental Reports or the Registration Statement and the Prospectus, and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.

None of the Company, the Operating Partnership or any of their subsidiaries has received written notice from any Governmental Authority or other person of, or has knowledge of, any occurrence or circumstance which, with notice, passage of time, or failure to act, would give rise to any claim against the Company, the Operating Partnership or any of their subsidiaries under or pursuant to any Environmental Law or under common law pertaining to Hazardous Materials on or originating from the existing Properties or any act or omission of any party with respect to the existing Properties, except as disclosed in the Environmental Reports, or the Registration Statement and the Prospectus and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.

To the Company’s knowledge, none of the Properties is included or proposed for inclusion on any federal, state, or local lists of sites which require or might require environmental cleanup, including, but not limited to, the National Priorities List or CERCLIS List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or any analogous state list, except as is disclosed in the Environmental Reports, the Registration Statement and the Prospectus and except for those circumstances that would not reasonably be expected to have a Material Adverse Effect.

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In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos, polychlorinated biphenyls (“PCBs”), petroleum products and by-products and substances defined or listed as “hazardous substances,” “toxic substances,” “hazardous waste,” or “hazardous materials” in any Federal, state or local Environmental Law.

As used herein, “Environmental Law” shall mean all laws, common law duties, regulations or ordinances (including any orders or agreements) of any Federal, state or local governmental authority having or claiming jurisdiction over any of the Properties (a “Governmental Authority”) that are designed or intended to protect the public health and the environment or to regulate the handling of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.), and the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.), and any and all analogous state or local laws.

(39)      REIT Qualification. Commencing with its taxable year ended December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations as described in the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2019 and thereafter. No transaction or other event has occurred, and none of the Company, the Operating Partnership, or any of their subsidiaries has taken any action, that would reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2019 or future taxable years.

(40)      Insurance. The Company, the Operating Partnership and each of their subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and the value of their properties. All policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company, the Operating Partnership and each of their subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company, the Operating Partnership or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect. None of the Company, the Operating Partnership or any of their subsidiaries has been refused any insurance coverage sought or applied for, and the Company does not have any reason to believe that the Company, the Operating Partnership and each of their subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

(41)      Title Insurance. The Company, the Operating Partnership and their subsidiaries have title insurance on each of the Properties owned in fee simple in amounts at least equal to the cost of acquisition of such property; with respect to an uninsured loss on any of the Properties, the title insurance shortfall would not reasonably be expected to have a Material Adverse Effect.

(42)      Distributions. Except as disclosed in the Registration Statement and the Prospectus (or pursuant to the terms of the indebtedness described therein), no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s assets or property to the Company or any other subsidiary of the Company.

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(43)      Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(44)      Employee Benefits. Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate. Each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(45)      No Equity Awards. To the knowledge of the Company, no stock option awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively.

(46)      Authorized Capital Stock. The Company’s authorized capitalization is as set forth in the Registration Statement and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued in compliance with all Federal and state securities laws, and are fully paid and non-assessable.

(47)      NYSE. The outstanding shares of Common Stock and the Securities to be sold by the Company from time to time hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(48)      Statistical and Market-Related Data. The statistical and market related data included in the Registration Statement and the Prospectus are based on or derived from sources the Company believes to be reliable and accurate as of the respective dates of such documents, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(49)      Independent Directors. Each of the independent directors (or independent director nominees, once appointed, if applicable) named in the Registration Statement and Prospectus satisfies the independence standards established by NYSE and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the Exchange Act.

(50)      Absence of Further Requirements. The Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the rules and the Exchange Act and does not, directly or indirectly through one or more intermediaries, control or have any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement and the Prospectus, which is not so described.

(51)      Lending Relationships. Except as disclosed in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has any material lending or similar relationship with the Manager or any bank or other lending institution affiliated with the Manager; and (ii) the Company does not intend to use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any affiliate of the Manager.

(52)      No Finder’s Fee. Except for the discounts and commissions payable by the Company to the Manager and each of the Alternative Managers in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

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(53)      Actively Traded Security. The shares of Common Stock are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(54)      Proprietary Trading by the Manager. The Company acknowledges and agrees that the Manager has informed the Company that the Manager may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell the Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Manager in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Manager in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent the Manager may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(b)           Officers’ Certificates. Any certificate signed by any officer of the Company or any authorized representative of the Operating Partnership and delivered to the Manager or to counsel for the Manager shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Manager as to the matters covered thereby as of the date or dates indicated on such certificate.

SECTION	6 SALE AND DELIVERY; SETTLEMENT.

(a)            Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Manager’s acceptance of the terms of a Placement Notice or upon receipt by the Manager of an Acceptance, as the case may be, and unless the sale of the Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling Securities, (ii) the Manager will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Securities for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities as required under this Section 6 and (iii) the Manager shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Manager in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)           Settlement of Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Securities sold will be equal to the aggregate offering price received by the Manager at which such Securities were sold, after deduction for (i) the Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof, (ii) any other amounts due and payable by the Company to the Manager hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”).

(c)           Delivery of Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Securities being sold by crediting the Manager’s or its designee’s account (provided the Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Manager will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold the Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Manager any commission, discount, or other compensation to which it would otherwise have been entitled absent such default. If the Manager breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Securities delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with interest, have been fully paid.

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(d)           Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Manager may request in writing at least one full business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company as described in the preceding paragraphs unless the Manager shall otherwise instruct.

(e)           Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Manager in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Manager in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.

(f)            Limitation on Managers. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only the Manager or the respective Alternative Manager on any single given day, but in no event more than one, and the Company shall in no event request that the Manager and one or more of the Alternative Managers sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement and (c) such limitation shall not apply if, prior to any such request to sell Securities, all Securities the Company has previously requested the Manager to sell have been sold.

(g)           Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to the Manager given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and the Manager shall not be obligated to offer or sell any Securities, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information, (ii) at any time during the period commencing on the 10th business day prior to the date (each, an “Announcement Date”) on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (iii) except as provided in Section 6(h) below, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement; provided that, unless otherwise agreed between the Company and the Manager for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time.

(h)           If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Manager (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Manager, (ii) provide the Manager with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(o), (p), (q), (r), and (s) hereof; respectively, (iii) afford the Manager the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof and (iv) file such Earnings 8-K with the Commission. The provisions of clause (ii) of Section 6(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) other than as set forth in this Section 6(j), this Section 6(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 6(j), which shall have independent application.

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SECTION	7 COVENANTS OF THE COMPANY AND THE OPERATING PARTNERSHIP.

Each of the Company and the Operating Partnership jointly and severally covenants with the Manager as follows:

(a)           Registration Statement Amendments. After the date of this Agreement and during any Selling Period or period in which a Prospectus relating to any Securities is required to be delivered by the Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will promptly notify the Manager of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference therein, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the reasonable opinion of the Manager may be necessary or advisable in connection with the distribution of the Securities by the Manager (provided, however, that the failure of the Manager to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Manager’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference into the Registration Statement, relating to the Securities or a security convertible into the Securities unless a copy thereof has been submitted to the Manager within a reasonable period of time before the filing and the Manager has not reasonably objected thereto (provided, however, that the failure of the Manager to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Manager’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement) and the Company will furnish to the Manager at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference into the Registration Statement, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)).

(b)           Notice of Commission Stop Orders. The Company will advise the Manager, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)           Delivery of Registration Statement and Prospectus. The Company will furnish to the Manager and its respective counsel (at the expense of the Company), on or before their respective due dates, copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any Selling Period or period in which a Prospectus relating to the Securities is required to be delivered under the Securities Act, in such quantities and at such locations as the Manager may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Manager to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Continued Compliance with Securities Laws. If at any time during any Selling Period or period when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Manager or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Manager to suspend the offering of Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Manager such number of copies of such amendment or supplement as the Manager may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Manager to suspend the offering of Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(e)           Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Manager, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Manager may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(f)            Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Manager the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158.

(g)           Use of Proceeds. The Company and the Operating Partnership will use the Net Proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)           Listing. During any Selling Period or any period in which the Prospectus relating to the Securities is required to be delivered by the Manager under the Securities Act with respect to a pending sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Securities to be listed on the NYSE.

(i)            Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)            Reporting Requirements. The Company, during any Selling Period or period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)           Notice of Other Sales. During any Selling Period, the Company shall provide the Manager notice as promptly as reasonably possible (and, in any event, at least two (2) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Securities offered pursuant to the provisions of this Agreement or the Alternative Distribution Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, including shares of Common Stock issuable upon redemption of OP Units, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such dividend reinvestment plan is disclosed to the Manager in advance.

(l)            Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Securities, advise the Manager promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Manager pursuant to this Agreement.

(m)          Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Manager or its respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Manager may reasonably request.

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(n)           Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K in respect of any quarter in which sales of Securities were made under this Agreement, and/or, at the Company’s option, in a Current Report on Form 8-K, the number of Securities sold under this Agreement and any Alternative Distribution Agreement, the Net Proceeds to the Company and the compensation payable by the Company with respect to such sales.

(o)           Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date and each time the Company:

(i)              files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii)             files an Annual Report on Form 10-K under the Exchange Act;

(iii)            files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv)            files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Manager with a certificate, in the form attached hereto as Exhibit D as promptly as possible and in no event later than three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following a Representation Date when the Company relied on such waiver and did not provide the Manager with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Manager sells any Securities, the Company shall provide the Manager with a certificate, in the form attached hereto as Exhibit D, dated the date of the Placement Notice.

(p)           Opinion of Counsel for Company and the Operating Partnership. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Company shall cause to be furnished to the Manager a written opinion and a 10b-5 statement of Honigman LLP, counsel for the Company and the Operating Partnership, or other counsel satisfactory to the Manager, in form and substance satisfactory to the Manager and its counsel, dated the date that the opinion and 10b-5 statement is required to be delivered, substantially similar to the form attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)           Opinion of Tax Counsel. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Company shall cause to be furnished to the Manager a written opinion of Honigman LLP, tax counsel for the Company and the Operating Partnership, or other counsel satisfactory to the Manager, in form and substance satisfactory to the Manager and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit F, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Manager with a Reliance Letter to the effect that the Manager may rely on a prior opinion delivered under this Section 7(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r)            Maryland Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Manager shall have received the favorable opinion of Ballard Spahr LLP, Maryland counsel for the Company dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit G, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Manager with a Reliance Letter to the effect that the Manager may rely on a prior opinion delivered under this Section 7(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

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(s)           Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Manager as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit D for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Manager a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Manager, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(t)            Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Manager; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(u)           Compliance with Laws. The Company, the Operating Partnership and each of their subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(v)           Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

(w)          No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Manager in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Manager as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Manager as principal or agent hereunder.

(x)            Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Manager and sales of the Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(y)           Qualification and Taxation as a REIT. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(z)           Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Manager under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

(aa)         Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company and the Operating Partnership in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Securities.

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SECTION	8 PAYMENT OF EXPENSES.

(a)           Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Manager, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Manager, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (v) the printing and delivery to the Manager of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Manager to investors, (vi) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Manager in connection with, the review by FINRA of the terms of the sale of the Securities and (viii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

(b)           Termination of Agreement. If this Agreement is terminated by the Manager in accordance with the provisions of Section 9 or Section 13(a)(i) or (iii) (with respect to the first clause only) hereof, the Company shall reimburse the Manager and the Alternative Managers for all reasonable out of pocket expenses, including reasonable fees and disbursements of counsel incurred by the Manager and the Alternative Managers in connection with the transactions contemplated by this Agreement and the Alternative Distribution Agreements, unless Securities having an aggregate offering price of $20,000,000 or more have previously been offered and sold under this Agreement and/or the Alternative Distribution Agreements; provided, however, that the Expenses shall not exceed an aggregate under this Agreement and the Alternative Distribution Agreements of $100,000.

SECTION	9 CONDITIONS OF THE OBLIGATIONS OF THE MANAGER.

The obligations of the Manager hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)           No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           No Misstatement or Material Omission. The Manager shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains a material untrue statement of fact or omits to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

(d)           Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and each of their subsidiaries considered as one enterprise.

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(e)           Opinion of Counsel for Company and the Operating Partnership. The Manager shall have received the favorable opinions of Honigman LLP, required to be delivered pursuant to Section 7(p) on the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f)            Opinion of Tax Counsel for Company and the Operating Partnership. The Manager shall have received the favorable opinions of Honigman LLP, tax counsel for the Company and the Operating Partnership, required to be delivered pursuant to Section 7(q) on the date on which such delivery of such opinion is required pursuant to Section 7(q).

(g)           Opinion of Maryland Counsel for the Company. The Manager shall have received the favorable opinions of the Company’s Maryland Counsel, required to be delivered pursuant to Section 7(r) on the date on which such delivery of such opinion is required pursuant to Section 7(r).

(h)           Opinion of Counsel for the Manager. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to the Manager as principal on the Settlement Date, as promptly as possible and in no event later than three (3) Trading Days of each Representation Date with respect to which no waiver is applicable, the Manager shall have received the favorable opinion of Hunton Andrews Kurth LLP, counsel for the Manager, dated the date the opinion is required to be delivered, in customary form and substance satisfactory to the Manager, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Hunton Andrews Kurth LLP may rely as to matter involving the laws of the State of Maryland upon the opinion of Ballard Spahr LLP referred to in Section 7(r).

(i)            Representation Certificate. The Manager shall have received the certificate required to be delivered pursuant to Section 7(o) on the date on which delivery of such certificate is required pursuant to Section 7(o).

(j)            Accountant’s Comfort Letter. The Manager shall have received the Comfort Letter required to be delivered pursuant to Section 7(s) on the date on which such delivery of such Comfort Letter is required pursuant to Section 7(s).

(k)           Approval of Listing. The Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(l)            No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(m)          Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Manager shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(n)           Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(o)          Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Manager by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 20 hereof shall survive such termination and remain in full force and effect. For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the occurrence thereof or any Securities sold under any Alternative Distribution Agreement.

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SECTION	10 INDEMNIFICATION.

(a)               Indemnification by the Company. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Manager, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each an “Affiliate”)), its selling agents and each person, if any, who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any director, officer, employee or affiliate thereof as follows:

(i)              against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Manager) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification by the Manager. The Manager agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Manager contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use therein.

(c)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Manager, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

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SECTION	11 CONTRIBUTION.

If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses reasonably incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Manager, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Manager, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Manager, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (a) in the case of the Company and the Operating Partnership, the total net proceeds from the offering of the Securities for each Issuance under this Agreement (before deducting expenses) received by the Company and the Operating Partnership, and (b) in the case of Manager, the total commissions received by the Manager bear to the aggregate public offering price of the Securities.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company, the Operating Partnership and the Manager agrees that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, the Manager shall not in any event be required to contribute any amount in excess of the amount by which total price at which the Securities sold by it pursuant to this Agreement, exceeds the amount of any damages which the Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any who controls the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Manager’s Affiliates and selling agents shall have the same rights to contribution as the Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Operating Partnership, subject in each case to the preceding two paragraphs.

For purposes of this Section 11, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

SECTION	12 REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or each of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Manager or any of its Affiliates or selling agents, any person controlling the Manager or its respective officers or directors, or by or on behalf of the Company or the Operating Partnership or any person controlling the Company or the Operating Partnership, and shall survive delivery of the Securities to the Manager and shall survive delivery and acceptance of the Securities and payment therefor or any termination of this Agreement.

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SECTION	13 TERMINATION OF AGREEMENT.

(a)           Termination; General. The Manager may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and each of their subsidiaries whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Manager, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Securities has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE American or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Termination by the Company. Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)           Termination by the Manager. Subject to Section 13(f) hereof, the Manager shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)           Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Securities through the Manager or the Alternative Managers on the terms and subject to the conditions set forth herein or the Alternative Distribution Agreements, as applicable, with an aggregate sale price equal to the Maximum Amount.

(e)           Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)            Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Securities, such Securities shall settle in accordance with the provisions of this Agreement.

(g)           Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, Section 21 and Section 22 hereof shall survive such termination and remain in full force and effect.

SECTION	14 NOTICES.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Manager shall be directed to [ ] [ ]; and notices to the Company and the Operating Partnership shall be directed to it at 70 E. Long Lake Road, Bloomfield, Michigan 48304 (facsimile: 248-737-9110), Attention: Clayton Thelen, Email: cthelen@agreerealty.com.

SECTION	15 PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Manager, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Manager, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, directors, employees or affiliates referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Manager, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Manager shall be deemed to be a successor by reason merely of such purchase.

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SECTION	16 ADJUSTMENTS FOR SHARE SPLITS.

The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.

SECTION	17 GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION	18 EFFECT OF HEADINGS.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION	19 RESEARCH ANALYST INDEPENDENCE.

The Company acknowledges that (a) the Manager’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Manager’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Manager with respect to any conflict of interest that may arise from the fact that the views expressed by the Manager’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Manager’s investment banking division. The Company acknowledges that the Manager is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

SECTION	20 PERMITTED FREE WRITING PROSPECTUSES.

Each of the Company and the Operating Partnership represent, warrant and agree that, unless it obtains the prior consent of the Manager and the Manager represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Manager or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H hereto are Permitted Free Writing Prospectuses.

SECTION	21 ABSENCE OF FIDUCIARY RELATIONSHIP.

Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:

(a)           The Manager is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Manager, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Manager has advised or is advising the Company and/or the Operating Partnership on other matters, and the Manager has no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)           the public offering price of the Securities set forth in this Agreement was not established by the Manager;

(c)           it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)           the Manager has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)            it is aware that the Manager and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and the Manager have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise;

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(f)            the Manager and its respective affiliates may engage in trading in the Common Stock for their own account or for the account of its clients at the same time as sales of the Securities occur pursuant to this Agreement; and

(g)           it waives, to the fullest extent permitted by law, any claims it may have against the Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Manager shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, employees or creditors of the Company or the Operating Partnership.

SECTION	22 CONSENT TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION	23 PARTIAL UNENFORCEABILITY.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION	24 WAIVER OF JURY TRIAL.

Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership and the Manager hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION	25 COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION	26 AMENDMENTS AND WAIVERS.

Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

[Signature Page Follows]

26

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

Agree Realty Corporation

By:
Name:
Title:

Agree Limited Partnership

By:	Agree Realty Corporation,
as the sole general partner

By:
Name:
Title:

[Signature Page to the 2019 Equity Distribution Agreement with Forward]

CONFIRMED AND ACCEPTED, as of the date first above written:

[ ], as Manager

By:
Name:
Title:

[Signature Page to the 2019 Equity Distribution Agreement with Forward]

Exhibit A

Form of Placement Notice

_______________ ____, 20__

[Bank Name]

[Address]

Attention:	[_________________]
(facsimile number: [_________________])

Email:	[______________________]

Reference is made to the Equity Distribution Agreement among Agree Realty Corporation (the “Company”), Agree Limited Partnership (the “Operating Partnership”) and [ ] (the “Manager”), dated as of July 26, 2019 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in Selling Period:

First Date of Selling Period:

Maximum Number of Securities to be Sold:

Issuance Amount: $

Floor Price (Adjustable by Company during the Selling Period, and in no event less than $1.00 per share): $ per share

A-1

Exhibit B

Authorized Individuals for Placement Notices and Acceptances

[Manager]

Name	Email

Agree Realty Corporation

Name	Email

B-1

Exhibit C

Compensation

The Manager shall be paid compensation at a mutually agreed rate, not to exceed 2.0% of the gross sales price of Securities pursuant to the terms of this Agreement.

C-1

Exhibit D

Officers’ Certificate

The undersigned, Joel Agree and Clayton R. Thelen, the duly qualified and elected Chief Executive Officer and President, and Chief Financial Officer and Secretary, respectively, of Agree Realty Corporation, a Maryland corporation (the “Company”), do hereby certify on behalf of the Company, for itself and in its capacity as sole member of the general partner of Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), pursuant to Section 7(o) of those certain Equity Distribution Agreements dated July 26, 2019 (the “Non-Forward Agreements”), among the Company and the Operating Partnership, on the one hand, and each of Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated, Sun Trust Robinson Humphrey, Inc. and Capital One Securities, Inc.as managers (collectively, the “Non-Forward Managers”), and those certain Equity Distribution Agreements dated July 26, 2019 (together with the Non-Forward Agreements, the “Agreements”), among the Company and the Operating Partnership, on the one hand, and the applicable Forward Purchaser and each of Citigroup Global Markets Inc., Jefferies LLC and Wells Fargo Securities, LLC, as managers and in each of their capacities as agent for the applicable Forward Purchaser (together with the Non-Forward Managers, the “Managers”), on the other hand, that to the knowledge of the undersigned:

(i)  The representations and warranties of the Company and the Operating Partnership in Section 5 of the Agreements are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;

(ii) The Company and the Operating Partnership have each complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreements at or prior to the date hereof (other than those conditions waived by the Managers or the Forward Purchasers, as applicable);

(iii) Since the respective dates of which information is given in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business; and

(iv) No stop order suspending the effectiveness of the Registration Statement or order suspending or preventing the use of the Prospectus has been issued by any governmental agency or authority and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the undersigned, are contemplated by any governmental agency or authority.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreements.

[Signatures on following page]

D-1

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate as of the date first written above.

AGREE REALTY CORPORATION

By:
Name:	Joey Agree
Title:	Chief Executive Officer and President

By:
Name:	Clay Thelen
Title:	Chief Financial Officer and Secretary

D-2

Exhibit E

Form of Corporate Opinion of
Honigman LLP

E-1

Exhibit F

Form of TAX Opinion of
Honigman LLP

F-1

Exhibit G

Form of Opinion of Ballard Spahr LLP

G-1

Exhibit H

Permitted Free Writing Prospectus

None.

H-1

Schedule I

List of Subsidiaries and Joint Ventures

Agree Realty Corporation, through its operating partnership, Agree Limited Partnership, is the sole member of the following limited liability companies:

Jurisdiction of
Subsidiary	Organization	Foreign Qualification
Agree Center Point Birmingham AL LLC	Alabama
Agree Montgomery AL LLC	Alabama
Agree Chandler, LLC	Arizona
Agree Rancho Cordova I LLC	California
Agree Rancho Cordova II LLC	California
Agree Roseville CA, LLC	California
Agree Manchester, LLC	Connecticut
Agree Mansfield, LLC	Connecticut
Agree 1031, LLC	Delaware	Tennessee
Agree 103-Middleburg Jacksonville, LLC	Delaware
Agree 2016, LLC	Delaware	Alabama, Florida, Georgia,
Michigan, North Carolina,
South Carolina, Tennessee, Texas
Agree 6 LA & MS, LLC	Delaware	Louisiana, Mississippi
Agree Altoona PA, LLC	Delaware	Pennsylvania
Agree Americus GA, LLC	Delaware	Georgia
Agree Anderson SC LLC	Delaware	South Carolina
Agree Ann Arbor MI, LLC	Delaware	Michigan
Agree Apopka FL, LLC	Delaware	Florida
Agree Apopka FL TP, LLC	Delaware	Florida
Agree Appleton WI, LLC	Delaware	Wisconsin
Agree Archer Chicago IL, LLC	Delaware	Illinois
Agree Atlantic Beach, LLC	Delaware	Florida, Missouri
Agree Baltimore MD, LLC	Delaware	Maryland
Agree Belton MO LLC	Delaware	Missouri
Agree Bloomington MN, LLC	Delaware	Minnesota
Agree Brenham TX, LLC	Delaware	Texas
Agree Brighton, LLC	Delaware	Michigan
Agree BT, LLC	Delaware	Indiana, Michigan
Agree Buffalo Center IA, LLC	Delaware	Iowa
Agree Burlington LLC	Delaware	Washington
Agree Cannon Station LLC	Delaware	Georgia
Agree Carlinville IL, LLC	Delaware	Illinois
Agree Cedar Park TX, LLC	Delaware	Texas

Sch I-1

Agree Charlotte County, LLC	Delaware	Florida
Agree Clifton Heights PA, LLC	Delaware	Pennsylvania
Agree Cocoa FL, LLC	Delaware	Florida
Agree Columbus OH, LLC	Delaware	Ohio
Agree Columbus GA, LLC	Delaware	Georgia
Agree Columbia SC LLC	Delaware	South Carolina
Agree Construction Management LLC	Delaware
Agree Crystal River FL, LLC	Delaware	Florida
Agree CW, LLC	Delaware	Kentucky, Michigan, Texas
Agree Davenport IA, LLC	Delaware	Iowa
Agree Des Moines IA, LLC	Delaware	Iowa
Agree Development, LLC	Delaware
Agree Donna TX, LLC	Delaware	Texas
Agree Doraville GA, LLC	Delaware	Georgia
Agree DT Jacksonville NC, LLC	Delaware	North Carolina
Agree Edmond OK, LLC	Delaware	Oklahoma
Agree Egg Harbor NJ, LLC	Delaware	New Jersey
Agree Evergreen CO, LLC	Delaware	Colorado
Agree Evergreen Park IL, LLC	Delaware	Illinois
Agree Facility No. 1, L.L.C.	Delaware	Michigan
Agree Farmington NM, LLC	Delaware	New Mexico
Agree FL VA Portfolio, LLC	Delaware	Florida, Virginia
Agree Florissant MO, LLC	Delaware	Missouri
Agree Forked River NJ, LLC	Delaware	New Jersey
Agree Fort Worth TX, LLC	Delaware	Texas
Agree Garland TX, LLC	Delaware	Texas
Agree Gas City IN, LLC	Delaware	Indiana
Agree GCG, LLC	Delaware	Illinois, Indiana
Agree Grand Chute WI LLC	Delaware	Wisconsin
Agree Grandview Heights OH, LLC	Delaware	Ohio
Agree Greenwich CT, LLC	Delaware	Connecticut
Agree Hazard KY, LLC	Delaware	Kentucky
Agree Holdings I, LLC	Delaware
Agree Holly Springs MS, LLC	Delaware	Mississippi
Agree Hopkinsville KY, LLC	Delaware	Kentucky
Agree IL & VA, LLC	Delaware	Illinois, Virginia
Agree Indianapolis Glendale LLC	Delaware	Indiana
Agree Indianapolis IN II, LLC	Delaware	Indiana
Agree Jackson MS, LLC	Delaware	Mississippi
Agree Johnstown PA, LLC	Delaware	Pennsylvania
Agree Junction City KS LLC	Delaware	Kansas
Agree K&G Joplin MO, LLC	Delaware	Missouri

Sch I-2

Agree K&G OK, LLC	Delaware	Oklahoma
Agree Kentwood LA, LLC	Delaware	Louisiana
Agree Kirkland WA, LLC	Delaware	Washington
Agree Leawood, LLC	Delaware	Kansas
Agree Liberty PA, LLC	Delaware	Pennsylvania
Agree Littleton CO LLC	Delaware	Colorado
Agree Lowell AR, LLC	Delaware	Arkansas
Agree Manassas VA, LLC	Delaware	Virginia
Agree Marshall MI Outlot, LLC	Delaware	Michigan
Agree Matthews NC, LLC	Delaware	North Carolina
Agree Maumee OH, LLC	Delaware	Ohio
Agree MCW, LLC	Delaware	Florida, Iowa, New Mexico
Agree Merritt Island FL, LLC	Delaware	Florida
Agree Middletown OH, LLC	Delaware	Ohio
Agree Millsboro DE, LLC	Delaware
Agree Minot ND, LLC	Delaware	North Dakota
Agree Monroe MI, LLC	Delaware	Michigan
Agree Mt. Dora FL, LLC	Delaware	Florida
Agree Nampa ID, LLC	Delaware	Idaho
Agree Nashua NH, LLC	Delaware	New Hampshire
Agree Neosho MO, LLC	Delaware	Missouri
Agree Newport News VA, LLC	Delaware	Virginia
Agree North Branch MN, LLC	Delaware	Minnesota
Agree North Miami Beach FL, LLC	Delaware	Florida
Agree Onaway MI, LLC	Delaware	Michigan
Agree Oxford Commons AL, LLC	Delaware	Alabama
Agree PA Properties, LLC	Delaware	Pennsylvania
Agree Palafox Pensacola FL, LLC	Delaware	Florida
Agree Paramus NJ, LLC	Delaware	New Jersey
Agree Plymouth MI, LLC	Delaware	Michigan
Agree Pooler GA, LLC	Delaware	Georgia
Agree Port Orange FL, LLC	Delaware	Florida
Agree Port St. John LLC	Delaware	Florida
Agree Portland ME, LLC	Delaware	Maine
Agree Portland OR LLC	Delaware	Oregon
Agree Provo UT, LLC	Delaware	Utah
Agree Realty Services, LLC	Delaware	Michigan
Agree Richmond RI, LLC	Delaware	Rhode Island
Agree Richmond VA LLC	Delaware	Virginia
Agree Riverside IA, LLC	Delaware	Iowa
Agree Rockford IL, LLC	Delaware	Illinois
Agree RT Amite LA, LLC	Delaware	Louisiana
Agree RT Arlington TX, LLC	Delaware	Texas
Agree RT Gulfport MS, LLC	Delaware	Mississippi

Sch I-3

Agree RT Jackson MS, LLC	Delaware	Mississippi
Agree RT Port Richey FL, LLC	Delaware	Florida
Agree RT Villa Rica GA, LLC	Delaware	Georgia
Agree Salem OR, LLC	Delaware	Oregon
Agree Sarasota FL, LLC	Delaware	Florida
Agree SB, LLC	Delaware	Indiana, Georgia, Kentucky,
Ohio, North Carolina, Texas
Agree Secaucus NJ, LLC	Delaware	New Jersey
Agree Southfield & Webster, LLC	Delaware	Michigan
Agree Springfield MO LLC	Delaware	Missouri
Agree Springfield OH LLC	Delaware	Ohio
Agree St. Augustine Shores, LLC	Delaware	Florida
Agree Statesville NC, LLC	Delaware	North Carolina
Agree Stores, LLC	Delaware	Alabama, Arizona, Connecticut,
Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Minnesota, Missouri, Nevada, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, Wisconsin
Agree Sunnyvale CA, LLC	Delaware	California
Agree Terre Haute IN LLC	Delaware	Indiana
Agree TK, LLC	Delaware	Illinois
Agree Topeka KS LLC	Delaware	Kansas
Agree Tri-State Lease, LLC	Delaware	Pennsylvania, New Jersey
Agree Upland CA, LLC	Delaware	California
Agree Vero Beach FL, LLC	Delaware	Florida
Agree W 63rd Chicago IL, LLC	Delaware	Illinois
Agree Warrensville Heights OH, LLC	Delaware	Ohio
Agree Wheaton IL, LLC	Delaware	Illinois
Agree Whitestone WI, LLC	Delaware	Wisconsin
Agree Whittier CA, LLC	Delaware	California
Agree Wilmington DE, LLC	Delaware
Agree Woodland Park NJ, LLC	Delaware	New Jersey
Agree Woodstock IL, LLC	Delaware	Illinois
DT Lawton Bartlesville OK, LLC	Delaware	Oklahoma
Indianapolis Store No. 16 L.L.C.	Delaware	Indiana, Michigan
Lawrence Store No. 203, L.L.C.	Delaware	Kansas, Michigan
Lunacorp, LLC	Delaware	Virginia
Pachyderm Chattanooga TN, LLC	Delaware	Tennessee
Pachyderm Marietta GA, LLC	Delaware	Georgia
Pachyderm Myrtle Beach SC, LLC	Delaware	South Carolina
Pachyderm Philadelphia PA, LLC	Delaware	Pennsylvania

Sch I-4

Pachyderm Properties, LLC	Delaware	Alabama, Arkansas, Colorado,
Connecticut, Florida, Georgia,
Illinois, Indiana, Kentucky, Louisiana, Maryland, Massachusetts, Minnesota,
Mississippi, Missouri, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oklahoma, Rhode Island, South Carolina, Tennessee, Texas, Virginia,
Washington, Wisconsin
Pachyderm Properties II, LLC	Delaware
Pachyderm Riverdale GA, LLC	Delaware	Georgia
Pachyderm Waite Park MN, LLC	Delaware	Minnesota
Paint PA, LLC	Delaware	Pennsylvania
Pharm Nashville IN, LLC	Delaware	Indiana
Agree Rifle CO, LLC	Delaware	Colorado
Agree Shelf PA, LLC	Delaware
Agree 17-92, LLC	Florida
Agree Boynton, LLC	Florida
Agree East Palatka, LLC	Florida
Agree Fort Walton Beach, LLC	Florida
Agree Orange & McCoy, LLC	Florida
Agree Pensacola LLC	Florida
Agree Pensacola Nine Mile LLC	Florida
Agree Pinellas Park, LLC	Florida
Agree Poinciana LLC	Florida
Agree St Petersburg LLC	Florida
Agree Tallahassee, LLC	Florida
Agree Venice, LLC	Florida
Agree Cochran GA, LLC	Georgia
Agree Lyons GA, LLC.	Georgia
Agree Marietta, LLC	Georgia
Agree Morrow GA, LLC	Georgia
Agree Statham GA, LLC	Georgia
Agree Antioch, LLC	Illinois
Agree Belvidere IL LLC	Illinois
Agree Berwyn IL LLC	Illinois
Agree Chicago Kedzie, LLC	Illinois
Agree Lake in the Hills, LLC	Illinois
Agree Lake Zurich IL, LLC	Illinois
Agree Lejune Springfield IL, LLC	Illinois
Agree New Lenox 2 LLC	Illinois

Sch I-5

Agree New Lenox, LLC	Illinois
Agree Spring Grove, LLC	Illinois
Agree Springfield IL LLC	Illinois
Agree Indianapolis, LLC	Indiana
Agree Atchison, LLC	Kansas
Agree Wichita, LLC	Kansas
Agree Baton Rouge LA LLC	Louisiana
Agree Mall of Louisiana, LLC	Louisiana
Agree Wawa Baltimore, LLC	Maryland
2355 Jackson Avenue, LLC	Michigan
Agree 117 Mission, LLC	Michigan
Agree Ann Arbor State Street, LLC	Michigan
Agree Beecher LLC	Michigan
Agree Bristol & Fenton Project, LLC	Michigan
Agree Corunna LLC	Michigan
Agree Elkhart, LLC	Michigan	Missouri
Agree M-59 LLC	Michigan
Agree Madison AL LLC	Michigan	Alabama
Agree Novi MI LLC	Michigan
Agree Plainfield, LLC	Michigan	Indiana
Agree Realty South-East, LLC	Michigan	Georgia
Agree Southfield LLC	Michigan
Agree Walker, LLC	Michigan
Mt. Pleasant Shopping Center, L.L.C.	Michigan
Mt. Pleasant Outlot I, LLC	Michigan
Agree Minneapolis Clinton Ave, LLC	Minnesota
Agree Forest MS LLC	Mississippi
Agree Joplin MO LLC	Missouri
Agree St. Joseph MO, LLC	Missouri
Agree North Las Vegas, LLC	Nevada
Agree Sun Valley NV LLC	Nevada
Agree Rochester NY LLC	New York
Agree Charlotte Poplar, LLC	North Carolina
Agree Concord, LLC	North Carolina
Agree Fuquay-Varina LLC	North Carolina
Agree Jacksonville NC, LLC	North Carolina
Agree Wilmington, LLC	North Carolina
Agree Grand Forks LLC	North Dakota
Agree Brooklyn OH LLC	Ohio
Agree Johnstown, LLC	Ohio
Agree Allentown PA LLC	Pennsylvania

Sch I-6

Agree Ligonier PA LLC	Pennsylvania
Agree Montgomeryville PA LLC	Pennsylvania
Agree Daniel Morgan Avenue Spartanburg SC LLC	South Carolina
Agree Fort Mill SC, LLC	South Carolina
Agree Spartanburg SC LLC	South Carolina
Agree Rapid City SD, LLC	South Dakota
Agree Alcoa TN LLC	Tennessee
Agree Magnolia Knoxville TN LLC	Tennessee
Agree Memphis Getwell, LLC	Tennessee
Agree Arlington TX LLC	Texas
Agree Dallas Forest Drive, LLC	Texas
Agree Harlingen LLC	Texas
Agree Madisonville TX LLC	Texas
Agree McKinney TX LLC	Texas
Agree Wichita Falls TX LLC	Texas
Agree Forest VA LLC	Virginia
Agree Lebanon VA, LLC	Virginia

Jurisdiction of
Significant Subsidiary	Organization	Foreign Qualification
Agree Limited Partnership	Delaware	Alabama, Arkansas, Arizona, California,
Colorado, Connecticut, Florida, Georgia, Illinois,
Indiana, Iowa, Kansas, Kentucky, Louisiana,
Maryland, Michigan, Minnesota, Mississippi,
Missouri, Montana, Nebraska, Nevada,
New Hampshire, New Jersey, New Mexico, New York,
North Carolina, North Dakota, Ohio, Oklahoma,
Oregon, Pennsylvania, South Carolina, Tennessee,
Texas, Utah, Virginia, West Virginia, Wisconsin

Joint Ventures

None

Sch I-7

Schedule II

Material Agreements

1.	Amended and Restated Registration Rights Agreement, dated July 8, 1994 by and among the Agree Realty Corporation, Richard Agree, Edward Rosenberg and Joel Weiner

2.	First Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership, dated as of April 22, 1994, as amended, by and among the Agree Realty Corporation, Richard Agree, Edward Rosenberg and Joel Weiner

3.	Second Amendment to First Amended and Restated Agreement of Limited Partnership of Agree Limited Partnership, dated as of March 20, 2013

4.	First Amendment and Joinder, dated December 15, 2016, to the Term Loan Agreement dated July 1, 2016, among Agree Limited Partnership, Capital One and the other lenders party thereto

5.	Amended Employment Agreement, dated July 1, 2014, by and between the Company and Richard Agree

6.	Amended Employment Agreement, dated July 1, 2014, by and between the Company and Joey Agree

7.	Letter Agreement of Employment dated April 5, 2010 between Agree Limited Partnership and Laith Hermiz

8.	Employment Agreement, dated October 20, 2017, between Agree Realty Corporation and Clayton R. Thelen

9.	Agree Realty Corporation Profit Sharing Plan

10.	Agree Realty Corporation 2014 Omnibus Incentive Plan

11.	Form of Restricted Stock Agreement under the Agree Realty Corporation 2014 Omnibus Incentive Plan

12.	Form of Performance Share Award Agreement pursuant to the Agree Realty Corporation 2014 Omnibus Incentive Plan

13.	Agree Realty Corporation 2017 Executive Incentive Plan, dated February 16, 2017

14.	Note Purchase Agreement, by Agree Limited Partnership dated May 28, 2015

15.	Note Purchase Agreement, dated July 28, 2016, by and among Agree Realty Corporation, Agree Limited Partnership, Teachers Insurance and Annuity Association of America, The Guardian Life Insurance Company of America and Advantus Capital Management, Inc.

16.	Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 15, 2016, among Agree Limited Partnership, as the Borrower, Agree Realty Corporation, as the parent REIT and a guarantor, certain subsidiaries of the Borrower, as guarantors, PNC Bank, National Association and the other lenders party thereto

Sch II-1

17.	Term Loan Agreement dated July 1, 2016, among Agree Limited Partnership, Capital One and the other lenders party thereto

18.	Second Amendment to Term Loan Agreement dated November 2, 2018, among Agree Limited Partnership, Capital One, National Association, and Raymond James Bank, N.A.

19.	Note Purchase Agreement, dated as of August 3, 2017, among Agree Limited Partnership, Agree Realty Corporation and the purchasers named therein

20.	Uncommitted Master Note Facility, dated as of August 3, 2017, among Agree Limited Partnership, the Company and Teachers Insurance and Annuity Associate of America (“TIAA”) and each TIAA Affiliate (as defined therein)

21.	First Supplement to Uncommitted Master Note Facility, dated as of September 26, 2018, among Agree Limited Partnership, Agree Realty Corporation and TIAA

22.	Uncommitted Master Note Facility, dated as of August 3, 2017, among Agree Limited Partnership, the Company and Teachers Insurance and AIG Asset Management (U.S.), LLC (“AIG”) and each AIG Affiliate (as defined therein)

23.	First Supplement to Uncommitted Master Note Facility, dated as of September 26, 2018, among Agree Limited Partnership, Agree Realty Corporation, AIG and the institutional investors named therein

24.	Increase Agreement, dated July 18, 2018 among Agree Limited Partnership, as the Borrower, the Company, as the parent, PNC Bank, National Association and the other lender parties thereto

25.	Form of Revolving Note under the Increase Agreement dated July 18, 2018

26.	First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 17, 2018, among Agree Realty Corporation, PNC Bank, National Association and the other lenders party thereto

27.	Term Loan Agreement, dated December 27, 2018, by and among Agree Limited Partnership, Agree Realty Corporation, PNC Bank, National Association and the other lenders party thereto

28.	Guaranty, dated as of December 27, 2018, by and among Agree Realty Corporation and each of the subsidiaries of Agree Limited Partnership party thereto

29.	Reimbursement Agreement, dated as of November 18, 2014, by and between the Company and Richard Agree

30.	Form of Performance Unit Award Notice

31.	Note Purchase Agreement, dated as of June 14, 2019, among Agree Limited Partnership, Agree Realty Corporation and the purchasers named therein.

32.	First Amendment to Term Loan Agreement, dated May 6, 2019, by and among Agree Limited Partnership, Agree Realty Corporation, PNC Bank, National Association and the other lenders party thereto.

33.	Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement, dated as of May 6, 2019, by and among Agree Limited Partnership, Agree Realty Corporation, PNC Bank, National Association and the other lenders party thereto

34.	Third Amendment to Term Loan Agreement, dated May 6, 2019, by and among Agree Limited Partnership, Agree Realty Corporation, Capital One, National Association and Raymond James Bank, N.A.

Sch II-2